Exhibit (j)

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 51 to Registration Statement No. 033-30876 (the "Registration Statement') of DWS LifeCompass Income Fund, a series of DWS Target Fund, on Form N-1A, of our report dated February 26, 2007, relating to the consolidated financial statements of Merrill Lynch Bank USA for the year ended December 29, 2006, which report and financial statements were previously filed as an exhibit to Post-Effective Amendment No. 49 to the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
December 10, 2007